UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 16, 2019
Date of Report (date of earliest event reported)

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iPic Entertainment Inc.

(Exact name of Registrant as specified in its charter)

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Delaware (State or other jurisdiction of incorporation or organization)	001-38380 (Commission File Number)	82-3129582 (I.R.S. Employer Identification Number)

Mizner Park, 433 Plaza Real, Ste. 335,

Boca Raton, Florida 33432
(Address of principal executive offices)

(561) 886-3232
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Change in Registrant’s Certifying Accountant

Resignation of Independent Registered Public Accounting Firm

Effective April 16, 2019, Crowe LLP (“Crowe”) resigned as the independent registered public accounting firm of iPic Entertainment Inc. (the “Company”). Crowe served as the independent registered public accounting firm of the Company since November 29, 2011.

The report of Crowe on the Company’s financial statements for the year ended December 31, 2018 and December 31, 2017 did not contain any adverse opinion or a disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles, except that there was an explanatory paragraph in each such report describing conditions that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal year ended December 31, 2017 and December 31, 2018 and the subsequent interim period through April 16, 2019, (the “Review Period”) (i) there were no disagreements between the Company and Crowe on any matters of accounting principles or practices, financial statement disclosure or auditing scope and procedures which, if not resolved to the satisfaction of Crowe would have caused Crowe to make reference to the matter of the disagreement in connection with its report on the Company’s financial statements and (ii) there were no “reportable events” (as that term is described in Item 304(a)(1)(v) of Regulation S-K), except that the Company's internal control over financial reporting was not effective due to the existence of the following material weaknesses, as disclosed in the Company's Annual Report on Form 10-K for the fiscal years ended December 31, 2017 and December 31, 2018.

Material Weaknesses

•	Management noted that the Company does not have an effective control environment because the Company does not have formalized internal control policies and procedures. Specifically, the Company has not yet designed an effective system of internal control over financial reporting.
•	Management identified material weaknesses related to the Company’s lack of adequate review of complex accounting matters. Specifically, the Company has not yet designed precise enough review controls in order to identify material misstatements relating to complex accounting matters, including review controls over the preparation of our long-lived asset impairment evaluation and other areas.
•	Management identified material weaknesses relating to improperly designed period end financial reporting controls. Specifically, the Company has not yet designed suitable review controls governing the review of financial statements and accounting records. Additionally, the Company does not have adequate review controls over its periodic financial reporting including maintaining sufficient monitoring controls over the recording of journal entries and maintaining sufficient segregation of duties.

Remediated Material Weakness

The Company reported a material weakness for the year ended December 31, 2017 related to improperly designed information technology controls.

The Company has provided Crowe with a copy of the foregoing disclosure, and requested that Crowe furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. A copy of the letter from Crowe addressed to the Securities and Exchange Commission dated as of April 22, 2019 is filed as Exhibit 16.1 to this Form 8-K.

Appointment of Independent Registered Public Accounting Firm

The Company is in the process of evaluating a new independent registered public accounting firm and will disclose the engagement of such firm at the appropriate time.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

16.1	Letter from Crowe LLP dated April 22, 2019 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: April 22, 2019	IPIC ENTERTAINMENT, INC.

	By:	/s/ Andre Loehrer
	Name: Title:	Andre Loehrer Interim Chief Financial Officer

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